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                                    FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             ----------------------

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                   of the Securities and Exchange Act of 1934

                             -----------------------

                       Date of Report: September 19, 2000

                                  PLEXUS CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



      Wisconsin                         000-14824                39-1344447
----------------------------          ------------           -------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
     of incorporation)                 File Number           Identification No.)

55 Jewelers Park Drive, Neenah, Wisconsin       54957-0156
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  (Address of principal executive offices)      (Zip Code)





               Registrant's telephone number, including area code:
                                 (920) 722-3451
                                 --------------

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Item 5. Other Matters.


         The Company has recently filed a shelf registration statement providing for the sale of up to $500.0 million of securities. On September 21, 2000, the Company filed a preliminary prospectus supplement providing for the sale of 3.0 million shares of common stock, exclusive of an over-allotment option of up to 450,000 shares, in an underwritten public offering.

         In connection with the Company's prospectus supplement, the Company revised its consolidated financial statements as of September 30, 1999 and 1998 and for each of the three years in the period ended September 30, 1999 to reflect the Company's two-for-one stock split, which was effective on August 31, 2000. As a result, the Company's independent accountants, PricewaterhouseCoopers LLP, revised the date of their report on the Company's consolidated financial statements as of September 30, 1999 and 1998 and for each of the three years in the period ending September 30, 1999 as follows: "October 26, 1999, except for certain information in Note 6, as to which the date is August 31, 2000". The revised financial statements and independent accountants' report have been filed herewith as an exhibit.

         In addition, the Company hereby files as exhibits its revised credit facility agreement and a new demand note, which increase the Company's total borrowing capacity from its lenders from $120.0 million to $190.0 million.

         On October 2, 2000, Plexus announced the pending acquisition of e2E Corporation ("e2E"), a privately-held printed circuit board design and engineering service provider for electronic original equipment manufacturers. The acquisition would be a stock transaction for approximately $20.5 million of Plexus stock and would be accounted for as a pooling of interests. Plexus would also assume e2E's debt of $3.1 million. The deal is expected to close by December 2000, but is subject to customary closing conditions. Plexus' press release announcing the acquisition is filed as an exhibit to this report.

Item 7. Financial Statements and Exhibits.

         (a)      Financial Statements

                  See Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.

         (b)      n/a

         (c)      Exhibits

                  See Exhibit Index, following the signatures to this Report, which Exhibit Index is incorporated herein by reference.






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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:   October 2, 2000        /s/ Thomas B. Sabol
                               -------------------------------------------------
                               Thomas B. Sabol
                               Senior Vice President and Chief Financial Officer













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                                  PLEXUS CORP.


                                  EXHIBIT INDEX

                                       to

                             FORM 8-K CURRENT REPORT

                         Dated as of September 19, 2000




    Exhibit                                                                        Incorporated              Filed
    Number                             Description                                by Reference to          Herewith
    ------                             -----------                                ---------------          --------
10.1           Amendment No. 2 to Amended and Restated Credit                                                  X
               Agreement dated as of August 15, 2000
10.2           Waiver and related Demand Note, dated September 15, 2000                                        X
23.1           Consent of PricewaterhouseCoopers LLP, dated                                                    X
               September 1, 2000
99.1           Consolidated Financial Statements                                                               X
99.2           Press Release, dated September 21, 2000, regarding offering                                     X
99.3           Press Release, dated October 2, 2000, regarding pending e2E acquisition                         X






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